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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) January 25, 2006

                                  Neoware, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


       000-21240                                          23-2705700
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(Commission File Number)                       (IRS Employer Identification No.)


     400 Feheley Drive, King of Prussia, Pennsylvania 19406
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  (Address of Principal Executive Offices)                 (Zip Code)

                                 (610) 277-8300
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

Neoware Senior Officer Bonus Plan for fiscal year 2006.

         On January 25, 2006, the Board of Directors, upon the recommendation of the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors of Neoware, Inc. (the "Company"), approved the Neoware Senior Officer Bonus Plan (the "Plan"), a senior officer compensation plan designed to attract, retain and reward the Company's executive and other senior officers based on the achievement of key business objectives while maintaining alignment of the senior officers' interests with those of the Company's stockholders. Participants eligible under the Plan are the executive and other senior officers, as defined in the Plan.

         Under the Plan, bonuses are measured on the achievement of specific performance targets established by the Compensation Committee based on one or more of the following criteria chosen by the Committee: revenues; earnings per share; operating income; earnings before interest, taxes, depreciation and amortization; net income; working capital; and gross profit. A participant's bonus is determined by multiplying the participant's base salary by his or her annual bonus percentage. Each year, the Compensation Committee selects the criteria upon which to base the bonus plan and the specific performance targets for the selected performance criteria for the year based on the Company's budget. A target bonus expressed as a percentage of each participant's base salary is then established by the Compensation Committee based on the participant's position. After the eligible bonus percentage has been established for each participant, the Compensation Committee may, at its discretion, adjust the participant's bonus based upon both the Company's financial performance and the participant's individual performance. Each participant's bonus percentage may be increased or decreased at the discretion of the Compensation Committee based upon his or her individual performance and the achievement of individual, functional area and departmental objectives.

         On January 25, 2006, the Compensation Committee established performance targets for the performance criteria chosen for the year. The Committee selected operating income as the performance criteria for determining fiscal year 2006 bonuses. The Compensation Committee also approved the 2006 target bonus percentages for each executive officers, as follows: Michael Kantrowitz, President and Chief Executive Officer, 75%; Eric Rubino, Chief Operating Officer, 50%; Keith Schneck, Executive Vice President and Chief Financial Officer, 50%; Roy Zatcoff, Executive Vice President, 50%; Peter Bolton, Executive Vice President, 15%; and Wei Ching, Executive Vice President, 50%.

         In addition to the above potential bonuses for 2006, the Company's executives are also eligible to receive additional bonuses based on the achievement of increased performance targets for operating income, resulting in additional bonuses equal to up to 100% of the executive's bonus, as determined by the Compensation Committee. The grant of the additional bonuses will be based upon the achievement of the increased operating income target, individual goals for 2006 and the individual's contribution to the Company's financial performance.

         Notwithstanding the Plan provisions described above, the Compensation Committee, at its sole discretion, may modify or change the Plan at any time, including, but not limited to, revising performance targets, bonus multipliers, strategic goals and objectives and actual bonus payments. The Compensation Committee has the sole discretion to determine (i) whether Company performance targets have been achieved, (ii) whether individual goals and objectives have been achieved and (iii) the amount of any adjustments to a participant's assigned target percentage based on items (i) and (ii) above or such other criteria deemed appropriate by the Compensation Committee.

         All summaries or descriptions of the Plan are qualified in their entireties by the Plan filed as exhibit 10.1 filed herewith.

Item 9.01         Financial Statements and Exhibits.

Exhibit 10.1      Neoware Senior Officer Bonus Plan


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 31, 2006                    Neoware, Inc.
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                                            (Registrant)


                                            /s/ Keith D. Schneck
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                                            Keith D. Schneck
                                            Executive Vice President and
                                            Chief Financial Officer